     As filed with the Securities and Exchange Commission on May 29, 1997.


                                                       Registration No. 33-96394



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                NGC CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                           94-3248415
(State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                       identification number)

                                NGC Corporation
                          1000 Louisiana, Suite 5800
                             Houston, Texas 77002
         (Address, including Zip Code, of Principal Executive Offices)



                  NGC CORPORATION EMPLOYEE EQUITY OPTION PLAN


                           KENNETH E. RANDOLPH, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          1000 LOUISIANA, SUITE 5800
                             HOUSTON, TEXAS 77002
                                (713) 507-6400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                               EXPLANATORY NOTE


  REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 33-96394) WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1995, WITH RESPECT TO THE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OF UP TO 14,752,755 SHARES OF THE COMMON STOCK OF NGC CORPORATION ("NGC" OR THE "COMPANY") THAT MAY BE ISSUED PURSUANT TO THE EXERCISE OF OPTIONS GRANTED UNDER THE NGC CORPORATION EMPLOYEE EQUITY OPTION PLAN (THE "PLAN"). THE DOCUMENTS CONTAINING THE INFORMATION SPECIFIED IN PART I OF FORM S-8 AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT PURSUANT TO ITEM 3 OF
PART II OF FORM S-8, WHICH TOGETHER CONSTITUTE THE PROSPECTUS TO BE USED FOR OFFERS OF THE SHARES PURSUANT TO THE PLAN HAVE NOT BEEN FILED AS PART OF THE REGISTRATION STATEMENT PURSUANT TO THE NOTE TO PART I OF FORM S-8, NOR ARE SUCH DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION EITHER AS A PROSPECTUS OR A PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424 UNDER THE SECURITIES ACT OF 1933. SUCH DOCUMENTS HAVE BEEN SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428(B)(1) UNDER THE SECURITIES ACT. THE RE-OFFER PROSPECTUS, WHICH IS FILED AS PART OF THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT, HAS BEEN PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 AND PURSUANT TO GENERAL INSTRUCTION C OF FORM S-8 AND MAY BE USED FOR RE-OFFERS OR RESALES OF UP TO 2,083,726 SHARES THAT MAY BE ACQUIRED BY PERSONS WHO MAY BE DEEMED "AFFILIATES" (AS DEFINED IN RULE 405 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT) OF THE COMPANY PURSUANT TO THE EXERCISE OF OPTIONS UNDER THE PLAN.

                                 May 29, 1997

                              RE-OFFER PROSPECTUS

                                NGC CORPORATION



                   COMMON STOCK (PAR VALUE $0.01 PER SHARE)

          2,083,726 SHARES OF COMMON STOCK UNDER THE NGC CORPORATION
                          EMPLOYEE EQUITY OPTION PLAN



  This Prospectus is being used in connection with the offering from time to time by certain officers, directors and other employees or former employees (collectively, the "Selling Stockholders") of NGC Corporation, a Delaware corporation and/or its subsidiaries ("NGC" or the "Company"), certain of whom may be deemed "affiliates" (as defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act") of the Company, of up to 2,083,726 shares (the "Shares") of Common Stock of NGC, which have been or may be acquired by them pursuant to the NGC Corporation Employee Equity Option Plan (the "Plan").

  The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such exchange, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder. The Company will not receive any of the proceeds from such sales.

  The Common Stock is traded on the New York Stock Exchange. On May 28, 1997, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $17.875 per share.
                             ____________________

      THESE SECURITIES   HAVE  NOT BEEN APPROVED  OR  DISAPPROVED BY THE
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        OR ANY STATE SECURITIES COMMISSION  PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS  OR ANY SUPPLEMENT HERETO.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ____________________

                             ____________________

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
                             ____________________


                               TABLE OF CONTENTS

                                                                        Page

Available Information................................................     2
Incorporation of Certain Documents by Reference......................     2
Uncertainty of Forward-Looking Statements............................     3
The Company..........................................................     3
Selling Stockholders.................................................     4
Plan of Distribution.................................................     6
Experts..............................................................     6

                             ____________________

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Certain securities of the Company are listed on the New York Stock Exchange.

     This Prospectus constitutes a part of a Registration Statement on Form S-8 filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's (i) Annual Report on Form 10-K for the year ended
December 31, 1996, including the consolidated financial statements and schedule of NGC and the reports thereon by Arthur Andersen LLP and the financial statements of Accord Energy Limited and the report thereon by Price Waterhouse, as filed with the Commission on March 31, 1997, (ii) Quarterly Report on
Form 10-Q for the three-month period ended March 31, 1997, as filed with the Commission on May 15, 1997, (iii) Current Report on Form 8-K dated
February 17, 1997, and (iv) the description of the Common Stock contained in
Item 1 of the Company's Form 8-A/A-1 for Registration of certain Classes of Securities pursuant to Section 12(b) or 12(g) of the Exchange Act as filed with the Commission on March 13, 1995, are each hereby incorporated by reference herein.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to NGC Corporation, 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: Investor Relations:
(713) 507-6400.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference", contains forward-looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this document, words such as "anticipate," "estimate," "project," and "expect" are intended to identify forward-looking statements. Although NGC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) competitive practices in the industries in which the Company competes, (ii) fluctuations in energy commodity prices, which have not been properly hedged or which are inconsistent with the Company's open position in its energy marketing activities, (iii) environmental liabilities to which the Company may be subject in the future which are not covered by an indemnity or insurance, and (iv) the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general and the Company's operations in particular.
                             ____________________

                                  THE COMPANY

General

     NGC is a leading North American marketer of natural gas, natural gas liquids, crude oil and power and is engaged in natural gas gathering, processing and transportation through ownership and operation of natural gas processing plants, fractionators, storage facilities and pipelines. Acting in the role of a large-scale aggregator, processor, marketer and reliable supplier of multiple energy products and services, NGC has evolved into a reliable energy commodity and service provider.

     From inception of operations in 1984 until 1990, Natural Gas Clearinghouse ("Clearinghouse") limited its activities primarily to natural gas marketing. Starting in 1990, Clearinghouse began expanding its core business operations through acquisitions and strategic alliances with certain of its shareholders. In 1994, Clearinghouse initiated gas gathering, processing and marketing operations in Canada through Novagas Clearinghouse Ltd. and energy marketing operations in the United Kingdom through Accord Energy Limited. Effective
March 1, 1995, Clearinghouse and Trident NGL Holding, Inc., a fully integrated natural gas liquids company, merged and the combined entity was renamed NGC Corporation. On August 31, 1996, NGC completed a strategic combination with Chevron U.S.A. Inc. and certain Chevron affiliates (collectively "Chevron"), whereby substantially all of Chevron's midstream assets were merged with NGC. By virtue of the growth of NGC's core businesses combined with the synergies derived from the aforementioned transactions, NGC has established itself as an industry leader providing quality, competitively priced energy products and services to customers throughout North America and in the United Kingdom.

     The Company is a holding company that conducts principally all of its business through its subsidiaries. The Company has two primary business segments: the natural gas and power marketing segment, and the natural gas liquids, crude oil and gas transmission segment.

     The principal executive office of the Company is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is
(713) 507-6400.

Recent Developments

     On February 17, 1997, NGC entered into a merger agreement to acquire Destec Energy, Inc. ("Destec"), a leading independent power producer, in a transaction valued at approximately $1.27 billion, or $21.65 per share of Destec common stock. Destec owns interests in 20 power generation facilities in the United States and five international projects in addition to certain related assets. The closing of the transaction is subject to Destec stockholder and certain regulatory approvals. Simultaneous with its purchase of Destec, NGC will sell Destec's international facilities and operations to The AES Corporation for approximately $407 million, inclusive of cash and monetizable assets and subject to certain adjustments. Closing of this transaction is expected to occur by the end of the second quarter of 1997.

                             SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that are subject to options granted under the Plan that may be acquired by certain officers, directors and other employees or former employees of the Company who may be deemed to be affiliates of the Company. The address of each Selling Stockholder is c/o NGC Corporation, 1000 Louisiana, Suite 5800, Houston, Texas 77002.

     The following table sets forth the name and position over the past three years with the Company of each Selling Stockholder and (a) the number of shares of Common Stock which each Selling Stockholder beneficially owned as of May 28, 1997 (including shares obtainable under options exercisable within sixty
(60) days of May 28, 1997); (b) the number of shares of Common Stock which each Selling Stockholder has acquired pursuant to the Plan or may acquire pursuant to the exercise of options granted to such Selling Stockholder under the Plan, some or all of which shares may be sold from time to time pursuant to this Prospectus; (c) the number of shares obtainable under options exercisable within sixty (60) days of May 28, 1997, and (d) the number of shares of Common Stock and the percentage, if one percent (1%) or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the exercise of all options (whether or not exercisable within sixty (60) days of the date hereof) heretofore granted to such Selling Stockholder and not cancelled and the sale pursuant to this offering of all shares acquired by such Selling Stockholder upon exercise of the options granted to the Selling Stockholder pursuant to the Plan.

     This table reflects all Selling Stockholders who are eligible to resell and the number of Shares available to be resold after exercise of the options granted to the Selling Stockholders pursuant to the Plan, whether or not they have a present intent to do so. As of May 28, 1997, no stock options granted under the Plan to any Selling Stockholder had been exercised.

                                                                              Options Granted
                                                                               Under the Plan        Amount/Percentage
 Selling Stockholders          Shares Beneficially       Shares Covered         Exercisable         Shares Beneficially
and Position with the              Owned as of              by this          Within 60 Days of           Owned After
     Company                   May 28, 1997/(1)/           Prospectus           May 28, 1997          this Offering/(1)/
---------------------          -------------------       --------------      -----------------      --------------------
Charles L. Watson
Chairman of the Board, Chief        8,907,575               2,083,726            1,738,718               7,168,857
Executive Officer and Director                                                                                 4.7%











     There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete to or from the list of Selling Stockholders, affiliates of the Company who have acquired or will acquire shares of Common Stock under the Plan, or who have disposed of such shares of Common Stock, and to update information concerning the holdings of options under the Plan by any of the Selling Stockholders.
_________________________________


(1) The number of shares beneficially owned does not include 1,692 shares of Common Stock held by the Trustee of the NGC Corporation Profit Sharing/401(k) Plan as of Janaury 28, 1997, for the account of the Selling Shareholder.

                             PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of any Shares sold by the Selling Stockholders as part of this offering. The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such exchange, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). The amount of Shares to be offered or sold by means of this Prospectus by any Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may be offered or sold without any limitations. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will bear all expenses of registration incurred in connection with this offering, but each individual Selling Stockholder will bear all brokerage commissions and other expenses incurred by such Selling Stockholder.

     The Selling Stockholders and any dealer participating in the distribution of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Shares from or through such broker or dealer.

     In order to comply with the securities law of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is compiled with.

                                    EXPERTS

     The audited consolidated financial statements and schedule of NGC Corporation and subsidiaries, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Accord Energy Limited as of December 31, 1996 and 1995 and for the years then ended, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of NGC Corporation for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse, Chartered Accountants and Registered Auditors, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

              Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


     The Company's (i) Annual Report on Form 10-K for the year ended
December 31, 1996, including the consolidated financial statements and schedule of NGC and the reports thereon by Arthur Andersen LLP and the financial statements of Accord Energy Limited and the report thereon by Price Waterhouse, as filed with the Commission on March 31, 1997, (ii) Quarterly Report on
Form 10-Q for the three-month period ended March 31, 1997, as filed with the Commission on May 15, 1997, (iii) Current Report on Form 8-K dated February 17, 1997, and (iv) the description of the Common Stock contained in Item 1 of the Company's Form 8-A/A-1 for Registration of certain Classes of Securities pursuant to Section 12(b) or 12(g) of the Exchange Act as filed with the Commission on March 13, 1995, are each hereby incorporated by reference herein.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to NGC Corporation, 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: Investor Relations: (713) 507-6400.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation") provides for the indemnification of directors and officers of the Company to the extent permitted by the General Corporation Law of the State of Delaware ("Delaware Code"). Pursuant to Section 145 of the Delaware Code, the Company generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     Indemnification is not available if such person is adjudged to be liable to the Company, unless and only to the extent the court in which such action is brought determines that, despite the adjudication of liability, and in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The above discussion of the Restated Certificate of Incorporation of the Company and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and the Delaware Code.

     Pursuant to the Plan, no member or former member of the Board of Directors or the options committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option granted thereunder.

     The Company has purchased liability insurance policies covering its directors and officers to insure against losses that are not covered by the indemnification of directors and officers by the Company, as discussed above. Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. The Company is also insured against losses incurred as a result of indemnity payments to any director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.


     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 28, 1997.

                                            NGC CORPORATION


                                            BY:  /s/ C.L. WATSON
                                               _________________________________
                                                          C.L. WATSON
                                                      CHAIRMAN OF THE BOARD,
                                                          CHIEF EXECUTIVE
                                                      OFFICER AND DIRECTOR


     Each person whose signature appears below hereby appoints C.L. Watson, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


   NAME AND SIGNATURE                    TITLE                          DATE
   ------------------                    -----                          ----


/s/ C.L. Watson                   Chairman of the Board,            May 28, 1997
___________________________    Chief Executive Officer and
C.L. Watson                   Director (Principal Executive
                                         Officer)

/s/ John U. Clarke             Senior Vice President and            May 28, 1997
___________________________     Chief Financial Officer
John U. Clarke                (Principal Financial Officer
                                and Principal Accounting
                                        Officer)

/s/ Thomas M. Matthews           President and Director             May 28, 1997
___________________________
Thomas M. Matthews


/s/ Stephen J. Brandon                  Director                    May 28, 1997
___________________________
Stephen J. Brandon

   NAME AND SIGNATURE               TITLE                           DATE
   ------------------               -----                           ----


/s/ P. Nicholas Woollacott         Director                      May 22, 1997
___________________________
P. Nicholas Woollacott


/s/ David R. Varney                Director                      May 28, 1997
___________________________
David R. Varney


                                   Director
___________________________
C. Kent Jespersen


/s/ Jeffery M. Lipton              Director                      May 28, 1997
___________________________
Jeffery M. Lipton


/s/ Albert Terence Poole           Director                      May 28, 1997
___________________________
Albert Terence Poole


/s/ Darald W. Callahan             Director                      May 28, 1997
___________________________
Darald W. Callahan


/s/ Donald L. Paul                 Director                      May 28, 1997
___________________________
Donald L. Paul


/s/ Peter J. Robertson             Director                      May 28, 1997
___________________________
Peter J. Robertson


/s/ Daniel L. Dienstbier           Director                      May 28, 1997
___________________________
Daniel L. Dienstbier


/s/ J. Otis Winters                Director                      May 28, 1997
___________________________
J. Otis Winters

                                 EXHIBIT INDEX

Exhibits:

The following instruments and documents are included as exhibits to this Registration Statement.


    Exhibit                                                        Sequentially
    Number                    Description                          Numbered Page
    -------                   -----------                          -------------

     4.1      - Restated Certificate of Incorporation of NGC
                Corporation (1)

     4.2      - Amended and Restated Bylaws of NGC Corporation (1)

     4.3      - NGC Corporation Employee Equity Option Plan (2)

     4.4      - Stockholders Agreement, dated May 22, 1996, among
                BG Holdings, Inc., NOVA Gas Services (U.S.) Inc.
                and Chevron U.S.A. Inc. (3)

 ++  5.1      - Opinion of Counsel

 +  23.1      - Consent of Arthur Andersen LLP

 +  23.2      - Consent of Price Waterhouse

 ++ 23.3      - Consent of Vinson & Elkins L.L.P.
                (included in Exhibit 5.1)

 +  24.1      - Power of Attorney (included in the signature
                page to the Registration Statement)

_________________________________

 +   Filed herewith.

 ++  Previously filed.

(1) Incorporated by reference to exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of NGC Corporation, Commission File No. 1-11156.

(2) Incorporated by reference to exhibits to the Registration Statement of Trident-NGL Holding, Inc. on Form S-4, Registration No. 33-88907.

(3) Incorporated by reference to exhibits to the Registration Statement of Midstream Combination Corp. on Form S-4, Registration No. 33-88907.



                                      E-1